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                                                                   Exhibit 10.30


THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                  AQUIS COMMUNICATIONS GROUP, INC. AMENDED AND
                                    RESTATED
                       NONQUALIFIED STOCK OPTION AGREEMENT

         THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "OPTION AGREEMENT") is made and entered into as of January 4, 2000 (the "Date of Grant") by and between Aquis Communications Group, Inc. (the "Company") and Nick T. Catania ("Optionee").

         WHEREAS, Optionee is the Chief Executive Officer of the Company; and

         WHEREAS, pursuant to the employment agreement dated as of January 4, 2000 (the "Employment Agreement"), Optionee is to receive the grant of a non-qualified option to purchase shares of the Common Stock, par value $.001 per share of the Company (the "Common Stock"), on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

         1. GRANT OF OPTION; CERTAIN TERMS AND CONDITIONS. The Company hereby grants to Optionee, and Optionee hereby accepts, as of the Date of Grant, an option (the "Option") to purchase 900,000 shares of Common Stock (the "Option Shares") at the Exercise Prices per share set forth below. The Option shall expire at 5:00 p.m. Eastern time, on December 31, 2009 (the "Option Expiration Date") and shall be subject to all of the terms and conditions set forth in this Agreement. The Option shall become exercisable to purchase (vest) as follows:

                  (a) Of the Option Shares, 300,000 shall have an Exercise Price of $0.75 and shall vest on the earlier of (x) June 30, 2000 and (y) the initial drawing of funds under equity financing obtained through Ladenburg Thallman & Co. (the "First Tranche Options").

                  (b) Of the Option Shares, 300,000 shall vest on December 31, 2001 and shall have an Exercise Price equal to the closing price of the Common Stock on January 2, 2001 (the "Second Tranche Options").

                  (c) Of the Option Shares, 300,000 shall vest on December 31, 2002 and shall have an Exercise Price equal to the closing price of the Common Stock on January 2, 2002 (the "Third Tranche Options").

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                  (d) Notwithstanding the foregoing, if the term of Optionee's employment is terminated under subparagraphs 2.A.(1), (2) or (5) of the Employment Agreement, then Optionee shall be vested at the rate of 25,000 shares for each full month of employment during the calendar year of termination, e.g., for example, if Optionee were terminated under subparagraph 2.A.(5) on April 15, 2002, then Optionee would automatically be vested in 75,000 shares in addition to the First Tranche Options.

                  (e) Further notwithstanding the foregoing, in the event of a Change in Control, all Option Shares shall immediately vest and the Exercise Price of previously unvested options shall be as follows: (x) the Exercise Price of the First Tranche Options if the Change in Control occurs prior to the January 1, 2001; (y) the average of the Exercise Prices of the First Tranche Options and the Second Tranche Options if the Change in Control occurs after January 1, 2001 and prior to January 1, 2002; and (2) the average of the Exercise Prices of the First Tranche Options, the Second Tranche Options and the Third Tranche Options if the Change in Control occurs thereafter. "Change of Control" shall mean an event or series of events that would be required to be described as a change in control of the Company in a proxy or information statement distributed by the Company pursuant to Section 14 of the Securities Exchange Act of 1934 in response to Item 6(e) of Schedule 14A promulgated or any substitute provision which may hereafter be promulgated thereunder or otherwise adopted. The determination of whether and when a Change in Control has occurred or is about to occur shall be made by the Board of Directors in office immediately prior to the occurrence of the event or series of events constituting such Change in Control.

2. TAX STATUS OF OPTION.

         This Option is intended to be a Nonqualified Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended.

3. ADMINISTRATION.

         All questions of interpretation concerning this Option Agreement shall be determined by the Board.

4. EXERCISE OF THE OPTION.

         4.1 METHOD OF EXERCISE. Exercise of the Option shall be by written notice to the Company which must state the election to exercise the Option, the number of whole shares of Common Stock for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Company, prior to the termination of the Option as set forth in Section 6, accompanied by full


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payment of the aggregate exercise price for the number of shares of Common Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such written notice and the aggregate Exercise Price.

         4.2 PAYMENT OF EXERCISE PRICE.

                  (a) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Common Stock for which the Option is being exercised shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of whole shares of Common Stock owned by the Optionee having a fair market value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the aggregate Exercise Price, (iii) by means of a Cashless Exercise, as defined in Section 4.2(c), or (iv) by any combination of the foregoing.

                  (b) TENDER OF COMMON STOCK. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company of shares of Common Stock to the extent such tender of Common Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. The Option may not be exercised by tender to the Company of shares of Common Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                  (c) CASHLESS EXERCISE. A "Cashless Exercise" means the assignment in a form acceptable to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Common Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve).

         4.3 TAX WITHHOLDING. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the tax withholding obligations of the Company are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested, and the Company shall have no obligation to issue a certificate for such shares.


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         4.4 CERTIFICATE REGISTRATION. Except in the event the Exercise Price is paid by means of a Cashless Exercise, the certificate for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, in the names of the heirs of the Optionee.

         4.5 RESTRICTIONS ON GRANT OF THE OPTION AND ISSUANCE OF SHARES. The grant of the Option and the issuance of shares of Common Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Common Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act") shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

         4.6 REGISTRATION OF SHARES UDER THE SECURITIES ACT, The Company shall promptly file a registration statement under the Securities Act including the Option Shares and take such further action as shall be necessary to cause the registration statement to become effective and remain so until the Option is exercised or expires.

         4.7 FRACTIONAL SHARES. The Company shall not be required to issue fractional shares upon the exercise of the Option.

5. NONTRANSFERABILITY OF THE OPTION.

         The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent provided in Section 7, may be exercised by the Optionee's legal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.


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6. TERMINATION OF THE OPTION.

         The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Expiration Date, and (b) the last date for exercising the Option following termination of the Optionee's employment as described in
Section 7.

7. EFFECT OF TERMINATION OF EMPLOYMENT.

         7.1 OPTION EXERCISABILITY.

                  (a) DISABILITY OR RETIREMENT. If the Optionee's employment with the Company is terminated because of the Complete Disability (as defined in the Employment Agreement)of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's employment terminated, may be exercised by the Optionee (or, the Optionee's guardian or legal representative) at any time prior to the expiration of six (6) months after the date on which the Optionee's employment terminated, but in any event no later than the Option Expiration Date.

                  (b) DEATH. If the Optionee's employment with the Company is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's employment terminated, may be exercised by the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death at any time prior to the expiration of six (6) months after the date on which the Optionee's employment terminated, but in any event no later than the Option Expiration Date. The Optionee's employment shall be deemed to have terminated on account of death if the Optionee dies within one (1) month after the Optionee's termination of employment.

                  (c) OTHER TERMINATION OF SERVICE. If the Optionee's employment with the Company terminates for any reason, except Complete Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service terminated, may be exercised by the Optionee within one (1) month (or such other longer period of time as determined by the Board, in its sole discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

         7.2 EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.5, the Option shall remain exercisable until one (1) month alter the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

8. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

         In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number, Exercise Prices and class of shares of Common Stock subject to the Option. If a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become


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shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the number of Option Shares and the Exercise Prices shall be adjusted in a fair and equitable manner, as reasonably determined by the Board. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 8 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option.

9. RIGHTS AS A STOCKHOLDER.

         The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 8.

10. RESTRICTIONS ON TRANSFER OF SHARES.

         No shares acquired upon exercise of the Option may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Optionee), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Option Agreement and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any shares which will have been transferred in violation of any of the provisions set forth in this Option Agreement, or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

11. BINDING EFFECT.

         Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

12. TERMINATION OR AMENDMENT.

         The Board may amend the Option at any time; provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.


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13. NOTICES.

         Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown below that party's signature or at such other address as such party may designate in writing from time to time to the other party.

14. INTEGRATED AGREEMENT; CONSTRUCTION.

         This Option Agreement constitutes the entire understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the contest, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

15. APPLICABLE LAW.

         This Option Agreement shall be governed by the internal laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

                                    AQUIS COMMUNICATIONS GROUP, INC.

                                    BY:___________________________________
                                    Title:________________________________
                                    Address:______________________________

         The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement and hereby accepts the Option subject to all of the terms and provisions thereof.


                                           NICK T. CATANIA

Date:____________________________          BY:__________________________________
                                                 Optionee Address:
                                                 3200 S. Stonegate Circle #204
                                                 New Berlin, WI 53151



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